Exhibit 10.23


                    AMENDED AND RESTATED SEVERANCE AGREEMENT

         This Amended and Restated Severance Agreement is made and entered into as of this 5th day of March, 1998 by and between The Adams National Bank, a
national        banking        association        (the       "Bank"),        and
Devin Blum ("Executive").

                                 R E C I T A L S

         A. The Board of Directors of the Bank believes that the Executive is a critically important member of the management of the Bank upon whose continuing services the Bank depends and will depend for its future growth and prosperity.

         B. The Board of Directors desires to assure itself of the uninterrupted and unimpaired performance and loyalty of the Executive to the Bank in the event of any actual or proposed Change in Control of the Bank or its parent, Abigail Adams National Bancorp, Inc. (the "Company").

         C. Events occurring after the failure to obtain stockholder approval of the acquisition of Ballston Bancorp have increased the degree of uncertainty as to future job security for the Executive.

         D. The Board of Directors believes that the interests of the Bank and the Company will best be served by providing the Executive with economic assurances which will help to relieve her of uncertainty about her personal economic interests in the event of any actual or proposed change in control, and thereby permit her to devote her uninterrupted attention to the continued performance of her duties to the Bank.

         NOW, THEREFORE, IT IS AGREED:

         1. Definitions. For Purposes of this Agreement, the following terms have the meanings indicated:

                  (a)     "Change in Control" means any of the following events:

                           (i) when the  Company  or the  Bank  acquires  actual
                  knowledge that any person (as such term is used in Section 13(d) and 15(d)(2) of the Securities and Exchange Act of 1934 (the "Exchange Act")), other than an employee benefit plan established or maintained by the Company or the Bank, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, or record owner of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

                           (ii) upon the first purchase of the Company's  common
                  stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company or an employee benefit plan established or maintained by the Company or the
                  Bank);


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                           (iii) upon the approval by the Company's stockholders
                  of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation the
                  definitive   agreement  for  which   provides  that  at  least
                  two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (hereinafter defined)), (B) a sale or disposition of all or substantially all of the Company's assets or (C) a plan of liquidation or dissolution of the Company;

                           (iv) if during any period of two  consecutive  years,
                  individuals who at the beginning of such period constitute the Board of Directors of either the Company or the Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof;

                           (v) upon a sale of (A) common stock of the Bank if after such sale any person (as defined above), other than the Company or an employee benefit plan established or maintained by the Company or the Bank, owns a majority of the Bank's common stock or (B) all or substantially all of the Bank's assets; or

                           (vi) any other  agreement,  happening or device which
                  has substantially the same effect on control of the Company or the Bank as any of the foregoing.

         The events described above shall be deemed a Change in Control regardless of whether such event was approved in advance by a majority of the Continuing Directors then in office.

                  (b) The Executive will be deemed to be "Terminated" upon the occurrence of any one of the following events:

                           (i) the involuntary termination without cause of the Executive's employment with the Bank;

                           (ii) the  relocation of the principal  place at which
                  the Executive's duties are to be performed to a location outside a 35-mile radius of the District of Columbia;

                           (iii)    a reduction in the Executive's compensation;

                           (iv) a change in benefits or perquisites  provided to
                  the Executive which is deemed materially adverse by the Executive;

                           (v) a  change  in the  Executive's  responsibilities,
                  authorities or functions which is deemed materially adverse by the Executive; or

                           (vi) the  Executive is requested by management or the
                  Board of Directors to engage in conduct which the Executive can demonstrate is illegal.


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                  (c)  "Rabbi  Trust"  means a  grantor  trust,  as that term is defined in Section 671 of the Internal Revenue Code, established pursuant to a trust agreement entered into between the Bank and NationsBank.

         2. Compensation. Executive shall be entitled to resign from the Bank within the one year period following a Change in Control of the Bank or the Company and if the Change in Control has not been approved by a majority of the Continuing Directors then in office, the Executive shall receive a lump sum payment equal to one year's full base salary at the rate applicable to the Executive in effect immediately prior to the Change in Control (the "Severance Payment"). Executive shall also receive the Severance Payment in the event she is asked to resign or her employment with the Bank is Terminated as a condition to, in preparation for, or otherwise in connection with a Change in Control, or within the one year period following a Change in Control, prior to the resignation of the Executive, whether or not such change in Control was approved by a majority of the Continuing Directors.

         3. Limitation on Severance Payment. Any Severance Payment payable in accordance with this Agreement shall be reduced to the extent that any such payment constitutes an "Excess Parachute Payment," as such term is defined in the Internal Revenue Code of 1986, as amended.

         4. Consideration. This Agreement is for the purpose of inducing the Executive to continue her employment with the Bank and in consideration of the services rendered by the Executive to the Bank from and after the date of this Agreement, which consideration the Bank hereby acknowledges is fair and adequate.

         5. Rabbi Trust. In conjunction with the execution of this Agreement, the Bank shall establish an irrevocable Rabbi Trust in order to fund its Severance Payment obligations under this Agreement. The terms of the Rabbi Trust are incorporated by reference. To the extent that the Executive acquires a right to receive benefits under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Bank.

         6. Successors. This Agreement shall inure to the benefit of the Executive, her heirs, personal representatives and assigns and shall bind the Bank and its successors.

         7. Waiver. The parties hereto acknowledge that this Amended and Restated Severance Agreement and the related Rabbi Trust was prepared pursuant to their mutual request by the law firm of Ober, Kaler, Grimes & Shriver, counsel solely to the Company and the Bank. The Executive acknowledges that she is sophisticated in business matters (including, but not limited to, employment agreements) and that she has had the opportunity to seek independent legal advice. Each of the Executive and the Bank specifically waives any actual or apparent conflict of interest of Ober Kaler, Grimes & Shriver in connection with the preparation and negotiation of this Amended and Restated Severance Agreement.




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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.


                                      THE ADAMS NATIONAL BANK


                                      By: _____________________________________
                                          Barbara Davis Blum
                                          Chairwoman, President and
                                          Chief Executive Officer



                                          -------------------------------------
                                           Name: _____________________________



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